EXHIBIT 13.1

CERTIFICATIONS OF VEOLIA ENVIRONNEMENT’S CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13(a)-14(b) UNDER THE EXCHANGE ACT AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Veolia Environnement, a French société anonyme (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 20-F for the year ended December 31, 2007 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 7, 2008

By:	/s/ Henri Proglio
Henri Proglio
Chairman and Chief Executive Officer

Dated: May 7, 2008

By:	/s/ Jérôme Contamine
Jérôme Contamine
Senior Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Veolia Environnement and will be retained by Veolia Environnement and furnished to the Securities and Exchange Commission or its staff upon request.